CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders of
  International Franchise Systems, Inc.

         We hereby consent to the use in the Registration Statement and Post Effective Amendment No. 4 of our reports dated March 25, 1996 and April 26, 1994 relating to the consolidated financial statements of International Franchise Systems, Inc. and Subsidiaries.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                             /s/ Moore Stephens, P.C.
                                               Moore Stephens, P.C.
                                           Certified Public Accountants

Cranford, New Jersey
February 7, 1997